# Sanara MedTech Overview

**December 2024**

Sanara MedTech
*Evidence Based Healing*

# Disclaimers

This presentation contains forward-looking statements that discuss expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Sanara MedTech Inc. (the “Company,” “Sanara,” “we,” “our” or “us”). All statements other than statements of historical fact contained herein are forward-looking statements. These statements may be identified by terms such as “aims,” “anticipates,” “believes,” “contemplates,” “continue,” “could,” “estimates,” “expect,” “forecast,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “targets,” “will,” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements concerning the development and launch of new products, the timing of commercialization of our products, the regulatory approval process and expansion of the Company’s business in telehealth and wound care. These items involve risks, contingencies and uncertainties such as our ability to build out our executive team, our ability to identify and effectively utilize the net proceeds of the CRG term loan to support the Company’s growth initiatives, the development and process for obtaining regulatory approval for new products, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recently filed Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q as well as other documents the Company files with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Forward-looking statements contained in this presentation are made as of the date this presentation is first published, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

This presentation contains statistical and market data that we obtained from industry publications, reports generated by third parties, third-party studies and public filings. Although we believe that the publications, reports, studies and filings are reliable as of the date of this presentation, we have not independently verified such statistical or market data.

The trademarks and service marks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products.

This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sales of securities, in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

**CAUTION: This presentation concerns certain products that are under clinical investigation and which have not yet been cleared for marketing by the U.S. Food and Drug Administration. These products are currently limited by federal law to investigational use, and no representation is made as to the safety or effectiveness of these products for the purposes for which they are being investigated.**

# Sanara MedTech at a Glance

A medical technology company focused on developing and commercializing transformative technologies to improve clinical outcomes and reduce healthcare expenditures in the surgical, chronic wound and skincare markets.

| | |
|---|---|
| Ticker (Nasdaq) | SMTI |
| Market Cap | $317.7M(1) |
| Avg. Daily Volume (TTM) | ~20,240(2) |
| Business Segments | • Sanara Surgical<br>• Tissue Health Plus |
| Net Revenue (TTM) | $78.1M(3) |
| Net Loss (TTM) | $8.5M(3) |
| Adj. EBITDA (TTM) | $2.2M(3) (4) |
| Cash Balance | $16.3M(3) |

(1) Market cap. based on common shares outstanding of 8.7M as of 11/8/24 x share price of $36.34 as of market close on 11/29/24
(2) As of market close on 11/29/24
(3) As of 9/30/2024
(4) Adjusted EBITDA is a non-GAAP financial measure. See the discussion and reconciliation in the appendix for additional information

"TTM" = Trailing Twelve Months

# The Sanara MedTech Story
## *Continuous Innovation and Expansion*

Sanara MedTech



***Value Proposition:***
*Sanara MedTech empowers surgeons to deliver improved patient outcomes by offering high value niche products.*

**2018**
- Catalyst Group Inc. acquires license for CellerateRX®
- Catalyst forms JV with Sanara predecessor and gains majority control

**2019**
- Company name changed to Sanara MedTech
- Company begins to build out experienced Board of Directors
- $10 million PIPE to drive growth

**2020**
- Sanara uplists to Nasdaq Capital Markets
- Continued growth in sales team and Board of Directors

**2021**
- Raised $32 million in public offering of common stock
- Rochal (R&D) asset acquisition completed
- Cook Biotech Inc. products launched

**2022**
- Scendia Biologics, LLC acquisition
- InfuSystem Partnership executed

**2023**
- BIASURGE product launch
- Acquisition of CellerateRX® assets
- ALLOCYTE® Plus launched
- Signed with major national GPO

**2024**
- Tufts peptide license agreement
- $55 million debt facility to drive future growth
- Signed with major national GPO

# Board of Directors

## *Strategic Leadership from Experienced Professionals*

Sanara MedTech



### Ron Nixon
*CEO & Executive Chairman*
- Experience: Founder, The Catalyst Group, Inc.
- Education: B.S. in Mechanical Engineering from the University of Texas at Austin



### Ann Beal Salamone, M.S.
*Director*
- Experience: Rochal Industries, EDC, National Academy of Engineering, TAMEST
- Education: B.S. from Western Kentucky University and M.S. from Rice University



### Bob DeSutter
*Director*
- Experience: Piper Sandler
- Education: B.B.A. from the University of Minnesota and M.B.A from the University of Virginia Graduate School of Business



### Sara N. Ortwein
*Director*
- Experience: ExxonMobil, XTO Energy, National Academy of Engineering, TAMEST
- Education: B.S. in Civil Engineering from the University of Texas at Austin



### Roszell Mack III
*Director*
- Experience: Mack & Co., LLC, Ascend Venture Group, LLC, Goldman Sachs
- Education: B.A. in Engineering Sciences from Yale University and M.B.A. from Harvard Business School



### Eric D. Tanzberger
*Director*
- Experience: Service Corporation International, Coopers and Lybrand LLP
- Education: B.B.A. in Business Administration from the University of Notre Dame



### Eric Major
*Director*
- Experience: HIGHRIDGE Medical, BarTrack, Inc., Stryker Spine, K2M, American OsteoMedix
- Education: B.S. from James Madison University



### Keith Myers
*Director*
- Experience:
  - LHC Group, Co-Founder, Chairman & CEO
  - Optum, Senior Advisor
  - Partnership for Quality Home Healthcare

The Catalyst Group | Rochal Industries LLC | Piper Sandler | ExxonMobil | Ascend Venture Group, LLC | Service Corporation International | stryker | LHC Group

# Sanara Surgical Segment

Sanara
MedTech
*Evidence Based Healing*

# Sanara Surgical Segment:
## *Demonstrated Track Record of Strong, Sustained Revenue Growth*

*Net revenues in millions $*



$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
CAGR = 53%
$11.8
$15.6
$24.1
$45.8
$65.0
2019
2020
2021
2022
2023

** For the periods presented, represents net revenues on a consolidated basis, as the Company managed its business on the basis of one operating and reportable segment prior to Q2 2024. All net revenues for the periods presented would have been attributable to the Surgical Segment had net revenues been presented on a segmented basis.*

# Sanara Surgical Segment:
## *Portfolio Built to Complement Surgical Outcomes & Reduce Post-Op Cost*

Sanara MedTech

***Empowering surgeons to deliver improved patient outcomes by offering high value niche products.***

### Sales Overview

- Products contracted or approved to be sold in >4,000 hospitals[(1)]
- Products sold in >1,200 hospitals across 34 states and the District of Columbia[(2)]
- Net Revenue (TTM): $78.1M[(1)], +25% year-over-year

### Key Differentiators Driving Future Growth

- Highly accomplished sales team
- Multiple selling opportunities per case
- Significant greenfield hospital opportunities
- In-house experienced R&D team driving new product development

(1) *As of 9/30/24*
(2) *Based on a minimum of $50,000 revenue during the TTM period ended 9/30/24*

*"TTM" = Trailing Twelve Months*

# Sanara Surgical Segment:
## *Superior Product Offering with Significant Opportunity Runway*

Sanara MedTech

## Platform Products

**Soft Tissue**

### *CellerateRX® Surgical Activated Collagen*



**Surgical Powder**

A Type I bovine hydrolyzed collagen that aids in the management of surgical wounds


Cellerate RX
GEL

**Gel**

Hydrolyzed collagen fragments for patients with dry or light to moderately exudating wounds

**Surgical Cleanser**

### *BIASURGE® Advanced Surgical Solution*



No rinse irrigation solution that contains an antimicrobial preservative effective against a broad spectrum of pathogenic microorganisms.

## Ancillary Products

**Soft Tissue**

***FORTIFY TRG® Tissue Repair Graft***

Multi-layered 100% small intestine submucosa (SIS) sheet indicated for implantation to reinforce soft tissue.

*Example:* Applied by surgeons to reinforce Achilles tendon after rupture repair surgery

***FORTIFY FLOWABLE® ECM***

Porcine small intestinal submucosa (SIS) ECM cryo-fractured to micronized ECM for cell migration and capillary growth

*Example:* Applied by surgeons to aid in wound healing after amputation of the foot

***TEXAGEN® Amniotic Membrane Allograft***

Multilayer amniotic membrane that may be used as a soft tissue barrier and wound covering in numerous applications.

*Example:* Applied by surgeons as a wound covering after deep debridement

**Bone Fusion**

***BiFORM® Bioactive Moldable Matrix***

Bioactive and osteoconductive bone graft that can be hydrated and used as a strip or molded into a putty to fill a bone defect.

***ACTIGEN™ Verified Inductive Bone Matrix***

Naturally derived, differentiated allograft matrix with robust handling properties.

***ALLOCYTE® Plus Advanced Cellular Bone Matrix***

Next generation cellular bone matrix (CBM) containing bone-derived progenitor cells and conformable bone fibers.

*Example:* All three products above used for support of bone fusion (cervical spine fusion after trauma) depending on surgeon's preference

# CellerateRX® Surgical
*Proven, Safe, and Effective*

**Overview**

- CellerateRX® Surgical Powder is a medical hydrolysate of Type I bovine collagen and contains no additives
- Indicated for the management of acute and chronic wounds including:
    - Surgical wounds
    - Traumatic wounds
    - Partial and full-thickness wounds
    - First and second-degree burns
- Used to treat surgical site infections in multiple specialties - primarily ortho and spine today


POWDER
Cellerate RX Surgical
ACTIVATED COLLAGEN®(CRXα)

# CellerateRX® Surgical Studies
## *Supports Wound Management To Reduce Surgical Site Infection*

**Hydrolyzed Collagen Significantly Reduces Surgical Site Infections (Nowrouzi and Awad 2023)[(1)]**



INTERNATIONAL JOURNAL OF SURGERY

Journal of Surgery

Nowrouzi R and Awad SS. J Surg 8: 1918

www.doi.org/10.29011/2575-9760.001918

www.gavinpublishers.com

Research Article

Activated Collagen Powder Significantly Reduces Surgical Site Infections in Patients Undergoing Elective Surgery

Ryan Nowrouzi[1], Samir S. Awad[1,2*]

[1]Department of Surgery, Michael E. DeBakey, Baylor College of Medicine, Houston, TX, USA

[2]Department of Veterans Affairs Medical Center, Micheal E. DeBakey, Houston, TX, USA

*Corresponding author: Samir S. Awad. Department of Surgery, Michael E. DeBakey, Baylor College of Medicine. Houston. TX 77030, USA

Citation: Nowrouzi R, Awad SS (2023) Activated Collagen Powder Significantly Reduces Surgical Site Infections in Patients Undergoing Elective Surgery. J Surg 8: 1918 DOI: 10.29011/2575-9760.001918

Received Date: 19 October, 2023; Accepted Date: 23 October, 2023; Published Date: 25 October, 2023

Abstract

**Objective:** Surgical Site Infections (SSI) are common hospital infections resulting in morbidity, mortality, and cost. Activated Collagen (AC) has been shown to promote wound healing, preventing wound dehiscence with decrease in SSIs. We evaluated the impact of AC on SSI rates in elective surgery patients.

**Methods:** We conducted a retrospective review of surgery patients from 1-1-2018 to 12-1-2021. Comorbidities, demographics and surgical specialties were collected. All patients had chlorhexidine wipes day prior and on day of surgery; appropriate prophylactic antibiotics; and ChloraPrep or DuraPrep. AC (CellerateRX® Surgical Powder, Sanara MedTech, Fort Worth TX) was applied prior to skin closure. Cases were stratified by wound class. AC group patients were compared to case matched 1:3 non-AC patients. SSI rates were compared.

**Results:** 5,335 cases were performed, 76% (4,068) clean, 24% (1,287) Clean Contaminated (CC). Overall, the mean age was 63.8+/-0.9 years, mean BMI was 28.8+/-0.44; 87% male, 56% white, 31% with DM, 13% with CKD, and 7% with COPD. The AC and Non-AC groups were well matched with no significant differences in age, BMI, demographics, comorbidities or surgical specialty. AC was used in 28% (Total=1489; Clean=1,089; CC=400) of cases. There was a significant decrease in overall SSI rate with use of AC (AC SSI=0.63%, Non-AC SSI= 1.52%, p=.012). There was a significant decrease in SSI rate in clean cases (AC SSI=0.30%, Non-AC SSI=0.97%, p=.027) and trend towards decreased SSI rate in clean contaminated cases (AC SSI=1.54%, Non-AC SSI=3.36%, p=.064)

**Conclusions:** AC in patients undergoing elective surgery resulted in a significant 59% reduction in SSI rate; most pronounced in clean cases (69% decrease). Activated collagen can be safely used in elective cases to promote wound healing of incisions and decrease SSI rates.

Objective: Evaluate the effect of using type 1 hydrolyzed collagen in reducing incidence of surgical site infections associated with elective surgeries

Design: A retrospective analysis of 5,335 patients with similar patient profiles who underwent various surgeries (plastic, vascular, general, oncology, orthopedic, neuro, CVCT, and gynecology) were matched in a 3:1 (non-CellerateRX:CellerateRX) cohort and assessed for SSI rates.

**59% reduction in Surgical Site Infections of clean contaminated cases with CellerateRX® Surgical**

**Clinically meaningful difference in in SSI rate with CellerateRX® Surgical, 1.54% vs. 3.36%**

(1) Nowrouzi R, Awad SS (2023) Activated Collagen Powder Significantly Reduces Surgical Site Infections in Patients Undergoing Elective Surgery. J Surg 8: 1918

# Sanara Surgical Segment:
## *Growth Opportunities*

### Existing Acute Surgical Wound Growth

- The majority of CellerateRX® Surgical cases have been in the Ortho and Spine specialties.
- Team is working to further penetrate the >1,200 hospitals where our products are currently sold…
- …while also expanding into the contracted hospitals that we are not selling in today.
    - Recently executed a contract with a national GPO giving SMTI sales team access to 1,000+ hospitals.
    - Products are contracted or approved to be sold in >4,000 hospitals[1]

### Expansion into Additional Acute Surgical Specialties

- Implementing a surgical strategy to further penetrate additional specialties including trauma, vascular, and general surgery.



### Scale Recently Launched *BIASURGE® Advanced Surgical Solution*

- Focused on penetrating existing hospitals where CellerateRX® Surgical is currently sold.

### Inorganic Growth Opportunities

- Management anticipates synergistic potential transactions over time as a key growth driver that will complement strong organic growth.
- Pursuing multiple surgical M&A and partnership opportunities to complement its existing portfolio.

(1) As of 9/30/24

# Tissue Health Plus Segment

Sanara MedTech
*Evidence Based Healing*

# Tissue Health Plus Segment:
## *Opportunity & Overview*

Sanara MedTech

**Significant Opportunity to Reduce Cost of Care in Non-Surgical Wound Care:**

- Represents ~$69B(1) of annual expenditure in U.S. hospitals, the majority of which is preventable
- Wound healing rates remain low
- 15% of individuals over 65 suffer from chronic non-healing wounds(1)
- 5-year mortality rate for diabetic foot ulcers is over 30%(2)

**Overview of Tissue Health Plus ("THP"):**

- A first of its kind value-based wound care program targeting payors
- THP is designed to…
  - Coordinate delivery of wound care for patients under management
  - Integrate science and evidence-based medicine protocols to standardize wound prevention and treatment
- ***Objective***: enable payors to divest wound care spend risk, reduce wound related hospitalizations and improve patient quality of life

(1) THP Analysis + Carter MJ, DaVanzo J, Haught R, et al. Chronic wound prevalence and the associated cost of treatment in Medicare beneficiaries: Changes between 2014 and 2019. J Med Econ 2023;26(1): 894–901; doi: 10.1080/13696998.2023.2232256
(2) Sheets, AR, Hwang, C and IM Herman 2016. Developing Smart Point-of-Care Diagnostic Tools for "Next-Generation" Wound Care In Translating Regenerative Medicine to the Clinic. http://dx.doi.org/10.1016/B978-0-12-800548-4.00017-6. Copyright © 2016 Elsevier Inc. IM Herman. 2016 Translating Regenerative Medicine to the Clinic Placeholder for footnote with source

# Planned Tissue Health Plus ("THP") Model


Connected Payor
Engaged Patient
THP Care Hub: Hands On Orchestrator
Performant Network
INTEGRATED CARE MODEL
THP SCALER PLATFORM

**Commercial launch expected in mid-2025**

# Q3 2024 Financial Highlights

Sanara MedTech
*Evidence Based Healing*

# Q3 2024 Financial Highlights
**(Unaudited)**

Sanara MedTech

- **Total Company**
  - Net revenue of $21.7M (+35% year-over-year)
    - Twelfth consecutive record net revenue quarter
    - Highest net revenue quarter in the Company's history
  - Net loss of $2.9M in Q3 and $8.2M YTD
  - Adjusted EBITDA(1) of $0.8M in Q3 and $1.7M YTD
  - Cash balance: $16.3M(2)
  - Additional borrowing capacity: $24.5M(2)
- **Sanara Surgical Segment**
  - Segment net loss of $0.2M in Q3 and $2.9M YTD
  - Segment EBITDA(1) of $2.6M in Q3 and $5.1M YTD
- **Tissue Health Plus Segment**
  - Segment net loss of $2.7M in Q3 and $5.3M YTD
  - Segment EBITDA(1) of ($1.7M) in Q3 and ($3.4M) YTD
  - Continued investment to build this strategy through the expected commercial launch in mid-2025
    - Continued investment through mid-2025 estimated at approximately $5 to $10 million
    - Pursuing like-minded partners to invest in the execution of this strategy

(1) Adjusted EBITDA and Segment EBITDA are non-GAAP financial measures. See the discussion and reconciliation in the appendix for additional information.
(2) As of 9/30/24

# Thank You

Sanara MedTech
*Evidence Based Healing*

# Appendix

Sanara MedTech

*Evidence Based Healing*

# Q3 2024 Financial Summary
*(unaudited)*

Sanara MedTech

- **Revenue**
  - For the three months ended September 30, 2024, Sanara generated net revenue of $21.7 million compared to net revenue of $16.0 million for the three months ended September 30, 2023, a 35% increase from the prior year period.
  - The higher net revenue for the three months ended September 30, 2024 was primarily due to increased sales of soft tissue repair products, including CellerateRX® Surgical, as a result of our increased market penetration, geographic expansion, and our continuing strategy to expand our independent distribution network in both new and existing U.S. markets.
- **SG&A**
  - SG&A expenses for the three months ended September 30, 2024 were $19.0 million compared to SG&A expenses of $13.9 million for the three months ended September 30, 2023.
  - The higher SG&A expenses for the three months ended September 30, 2024 were primarily due to the buildout of our THP platform and infrastructure which increased by approximately $1.2 million compared to the prior year period. In addition, higher direct sales and marketing expenses increased by approximately $3.7 million compared to the prior year period due largely to higher sales commissions as a result of higher revenues.
- **R&D Expenses**
  - R&D expenses for the three months ended September 30, 2024 were $1.4 million compared to R&D expenses of $1.0 million for the three months ended September 30, 2023.
  - R&D expenses included $0.6 million and $0.8 million attributable to our THP segment for the three months ended September 30, 2024 and 2023, respectively.
  - The higher R&D expenses for the three months ended September 30, 2024 compared to the three months ended September 30, 2023 were primarily due to new projects associated with CellerateRX® Surgical.

# Q3 2024 Financial Summary
## *(Continued)*

- **Depreciation, Amortization and Interest Expense**
  - Depreciation and amortization expenses for the three months ended September 30, 2024 were $1.1 million compared to $1.0 million for the same period in 2023. The higher depreciation and amortization expenses in 2024 were due to amortization of intangible assets acquired from Applied Nutritionals in August 2023.
  - Interest expense was $0.9 million for the three months ended September 30, 2024 compared to $0.2 million during Q3 2023. The higher interest expense in 2024 was related to our new term loan with CRG.
- **Net Loss**
  - Sanara had a net loss of $2.9 million for the three months ended September 30, 2024, compared to a net loss of $1.1 million for the three months ended September 30, 2023.
  - The net loss included $2.7 million and $1.7 million attributable to our THP segment for the three months ended September 30, 2024 and 2023, respectively.
  - The higher net loss for the three months ended September 30, 2024 was primarily due to higher SG&A costs related to the buildout of our THP platform and infrastructure, higher interest expense related to our new term loan with CRG, an increase in expense due to change in fair value of earnout liabilities and higher amortization of our acquired intangible assets as discussed above, partially offset by higher gross profit.
- **Cash Balances at End of Quarter (in millions)**
  - $6.2 (Q3-23), $5.1 (Q4-23), $2.8 (Q1-24), $6.2 (Q2-24), $16.3 (Q3-24)

# Q3 2024 Segment Reporting

- **Segment Reporting Overview**
  - Break out of Tissue Health Plus and Sanara Surgical demonstrates our strategic rationale of the acute/post acute comprehensive strategy investments.

**Three Months Ended September 30, 2024**

| | Surgical | THP | Total |
|---|---|---|---|
| Net Revenue | $21.7 | - | $21.7 |
| Net loss | $(0.2) | $(2.7) | $(2.9) |
| Segment EBITDA / Adjusted EBITDA (consolidated)[1] | $2.6 | $(1.7) | $0.8 |

**Three Months Ended September 30, 2023**

| | Surgical | THP | Total |
|---|---|---|---|
| Net Revenue | $16.0 | - | $16.0 |
| Net income (loss) | $0.6 | $(1.7) | $(1.1) |
| Segment EBITDA / Adjusted EBITDA (consolidated)[1] | $1.4 | $(1.1) | $0.3 |

**Nine Months Ended September 30, 2024**

| | Surgical | THP | Total |
|---|---|---|---|
| Net Revenue | $60.4 | - | $60.4 |
| Net loss | $(2.9) | $(5.3) | $(8.2) |
| Segment EBITDA / Adjusted EBITDA (consolidated)[1] | $5.1 | $(3.4) | $1.7 |

**Nine Months Ended September 30, 2023**

| | Surgical | THP | Total |
|---|---|---|---|
| Net Revenue | $47.3 | - | $47.3 |
| Net income (loss) | $1.2 | $(5.4) | $(4.2) |
| Segment EBITDA / Adjusted EBITDA (consolidated)[1] | $3.8 | $(4.1) | $(0.3) |

(1) Adjusted EBITDA and Segment EBITDA are non-GAAP financial measures. See the discussion and reconciliation for additional information.

# Non-GAAP Financial Measures

**Use of Non-GAAP Financial Measures**

To supplement the Company's financial information presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we present certain non-GAAP financial measures in this presentation, including Adjusted EBITDA and Segment EBITDA. The Company's management uses these non-GAAP financial measures, both internally and externally, to assess and communicate the financial performance of the Company. The Company defines Adjusted EBITDA as net income (loss) excluding interest expense/income, provision/benefit for income taxes, depreciation and amortization, non-cash share-based compensation expense, change in fair value of earnout liabilities, share of losses from equity method investment, executive separation costs, legal and diligence expenses related to acquisitions and gains/losses from the disposal of property and equipment, as each is applicable to the periods presented. The Company believes Adjusted EBITDA and Segment EBITDA are useful to investors because they facilitate comparisons of its core business operations across periods on a consistent basis. Accordingly, the Company adjusts for items such as change in fair value of earnout liabilities when calculating Adjusted EBITDA and Segment EBITDA because the Company believes that they are not related to the Company's core business operations. Segment EBITDA is calculated in the same manner as Adjusted EBITDA but is presented on a segment basis.

The Company's non-GAAP financial measures are not in accordance with, nor an alternative for, measures conforming to GAAP and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company continues to provide all information required by GAAP, but it believes that evaluating its ongoing operating results may not be as useful if an investor or other user is limited to reviewing only GAAP financial measures. The Company does not, nor does it suggest that investors should, consider these non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Material limitations associated with the use of such measures include that they do not reflect all costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances. The Company presents these non-GAAP financial measures to provide investors with information to evaluate the Company's operating results in a manner similar to how management evaluates business performance. To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in understanding and analyzing the results of the business to review both GAAP information and the related non-GAAP financial measures. Whenever the Company uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors are encouraged to review and consider these reconciliations.

Segment EBITDA is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance.

# Reconciliation of GAAP to Non-GAAP Financial Measures (Consolidated)

Sanara MedTech

| | Three Months Ended September 30, | | | | | |
|---|---|---|---|---|---|---|
| | 2024 | | | 2023 | | |
| | Sanara Surgical | THP | Total | Sanara Surgical | THP | Total |
| Net Income (Loss) | $ (180,488) | $(2,702,564) | $(2,883,052) | $ 567,235 | $(1,662,184) | $(1,094,949) |
| Adjustments: | | | | | | |
| Interest expense | 927,577 | - | 927,577 | 188,294 | - | 188,294 |
| Depreciation and amortization | 696,888 | 406,966 | 1,103,854 | 590,563 | 407,111 | 997,674 |
| Noncash share-based compensation | 1,003,599 | 21,831 | 1,025,430 | 813,606 | 43,920 | 857,526 |
| Change in fair value of earnout liabilities | - | 147,000 | 147,000 | (758,783) | 77,030 | (681,753) |
| Share of losses from equity method investment | 31,448 | - | 31,448 | - | - | - |
| Executive separation costs | 59,685 | - | 59,685 | - | - | - |
| Acquisition costs | 24,812 | 405,207 | 430,019 | - | - | - |
| **Segment EBITDA (on a segment basis) / Adjusted EBITDA (consolidated)** | $2,563,521 | $(1,721,560) | $ 841,961 | $1,400,916 | $(1,134,124) | $ 266,792 |

| | Nine Months Ended September 30, | | | | | |
|---|---|---|---|---|---|---|
| | 2024 | | | 2023 | | |
| | Sanara Surgical | THP | Total | Sanara Surgical | THP | Total |
| Net Income (Loss) | $(2,872,286) | $(5,339,011) | $(8,211,297) | $ 1,181,296 | $(5,358,754) | $ (4,177,458) |
| Adjustments: | | | | | | |
| Interest expense | 1,839,259 | - | 1,839,259 | 188,300 | - | 188,300 |
| Depreciation and amortization | 2,093,797 | 1,220,984 | 3,314,781 | 1,359,180 | 1,221,063 | 2,580,243 |
| Noncash share-based compensation | 2,803,536 | 108,031 | 2,911,567 | 2,423,335 | 158,828 | 2,582,163 |
| Change in fair value of earnout liabilities | (14,451) | 82,000 | 67,549 | (1,385,914) | (108,996) | (1,494,910) |
| Share of losses from equity method investment | 31,448 | - | 31,448 | - | - | - |
| Executive separation costs [(1)] | 964,466 | - | 964,466 | - | - | - |
| Acquisition costs | 249,901 | 577,892 | 827,793 | - | - | - |
| **Segment EBITDA (on a segment basis) / Adjusted EBITDA (consolidated)** | $ 5,095,670 | $(3,350,104) | $ 1,745,566 | $ 3,766,196 | $(4,087,858) | $ (321,662) |

(1)- Includes $328,795 of share-based compensation related to executive separation costs for the nine months ended September 30, 2024.